SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported)

September 15, 1997

INTERNET COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)



Colorado                   0-19578                 84-1095516
(State of incorporation) (Commission file number) (IRS Employer
                                                   Identification
                                                   No.)

7100 E. Belleview Ave., Suite 201, Englewood, CO    80202
(Address of principal executive offices)          (Zip Code)

(303) 770-7600
(Registrant's telephone number)

Not Applicable
(Former name and address)


     Item 4.  Changes in Registrant's Certifying Accountant

     Hein + Associates LLP served as independent accountant for the Company for the years ended January 31, 1996 and 1997. On September 15, 1997, the Company's Board of Directors on the recommendation of its Audit Committee selected KPMG Peat Marwick LLP to serve as its independent accountant with respect to subsequent periods. The Board of Director's failure to select Hein + Associates LLP as the Company's independent accountants constitutes their being "dismissed" as such term is used in Item 304 of Regulation S-K, under the Securities Act of 1933, as amended.

    Hein + Associates LLP's reports on the Company's financial statements for the years ended January 31, 1996 and 1997 did not contain an adverse opinion or disclaimer of opinion and were not qualified as to audit scope or accounting principles. During the years ended January 31, 1996 and 1997 or for the subsequent interim period through the date of this Form 8-K, the Company has not had any disagreement with Hein + Associates LLP on any matter of accounting principles, financial statement disclosure, or auditing scope or procedures which disagreement if not resolved to the satisfaction of Hein + Associates LLP, would have caused Hein + Associates LLP to make reference to the subject matter of the disagreement in connection with its report.

       Item 7.  Financial Statements and Exhibits

     c.  Exhibits

Exhibit No.        Description

16                 Letter regarding Change in Certifying Independent Accountant



       Item 8.  Change in Fiscal Year

On September 15, 1997, the Registrant determined to change its fiscal year end from January 31 to December 31. A report covering the transition period will be filed on Form 10-KSB.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 1997          INTERNET COMMUNICATIONS CORPORATION

                               By:  /s/ Paul W. Greiving
                                        Paul W. Greiving
                                        Treasurer